UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

INDOOR HARVEST CORP.

(Exact name of registrant as specified in charter)

Texas	000-55594	45-5577364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7401 W. Slaughter Lane #5078, Austin, Texas, 78739

(Address of Principal Executive Offices) (Zip Code)

(512) 309-1776

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2023, Indoor Harvest Corp. (the “Company”) entered into an employment agreement (the “Agreement”) with Steve Papageorge. Pursuant to the Agreement, Mr. Papageorge will act as the Company’s Chief Brand Officer.

Mr. Papageorge, age 54, has 18 years of experience in branding and marketing. He is currently the CEO of Genuine Overkill, LLC, a Las Vegas based Brand Marketing Agency which he founded in 2020. Prior to this position, from 2017 to 2020 Mr. Papageorge served as President and co-founder of The Loveshack, based in New York, where he developed strategies to create brand awareness for various customers. From 2005 to 2017 he was a partner and co-founder of Mirrorball, an experiential shop based in New York, known for delivering cultural relevance to brands. Throughout his career, Papageorge has worked primarily with industries operating in controlled substances, with a particular focus on beer, spirits, and tobacco.

The selection of Mr. Papageorge to serve as Chief Brand Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Papageorge and any director or executive officer of the Company, and there are no transactions between Mr. Papageorge and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The Agreement is for a term of 3 years, unless terminated earlier. Either party may terminate the Agreement at any time with or without cause. Initially, Mr. Papageorge will be subject to a 90-day probation period (the “Probation Period”). During the Probation Period, either party may terminate the Agreement upon giving to the other party at least two weeks written notice before the end of the Probation Period. In the event of such termination, the Company will pay Mr. Papageorge through the date of termination and all other compensation, such as bonuses, and benefits under the Agreement will terminate, and Mr. Papageorge will not be entitled to any termination benefits.

In connection with his appointment as Chief Brand Officer, the Board of Directors (the “Board”) approved the following compensation and benefit arrangements for Mr. Papageorge:

●	an annual base salary of $240,000 (the “Base Salary”). Initially, Mr. Papageorge will be paid $5,000 monthly until the Company receives $2,000,000 in funding. Upon receipt of this funding, payment of the Base Salary will begin and Mr. Papageorge will also receive $15,000 of deferred compensation in monthly installments until all deferred compensation has been repaid.

●	participation in the Company’s benefit plan and programs, which have not yet begun but are anticipated upon receipt of funding of $1,000,000 or more.

●	a one-time option grant, pursuant to the Company’s 2015 Stock Incentive Plan, subject to terms as determined by the Board, to purchase up to 20,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), exercisable, in whole or in part, at an exercise price of $0.01, an approximate dollar value of $200,000 as of the Effective Date (the “Signing Stock Option Bonus”). The Signing Stock Option Bonus shall vest the day after the satisfactory completion of the Probation Period.

●	a discretionary annual cash bonus of up to 50% of the Base Salary as determined by the Board.

●	beginning on the Start Date, Mr. Papageorge will be eligible to receive annual grants of stock options to purchase up to an aggregate amount of 50,000,000 shares of the Company’s common stock (the “Performance-Based Stock Option Bonus”) that will vest quarterly beginning on the three-month anniversary of the Start Date.

●	eligibility to receive a one-time grant of an additional 25,000,000 shares of the Company’s Common Stock (the “Performance-Based Stock Option Bonus Year 1”) that will be granted if the Company does a minimum of fifteen (15) million in sales of any one (1) brand in year one (1).

●	eligibility to receive a one-time grant of an additional 50,000,000 shares of the Company’s Common Stock (the “Performance-Based Stock Option Bonus Year 2”) that will be granted if the Company does a minimum of thirty (30) million in sales of any one (1) brand during years two (2) and three (3) combined.

●	All other terms and conditions of such Performance-Based Stock Option Bonus awards shall be governed by the terms and conditions of the Equity Plan and the applicable performance-based stock option award agreement. Mr. Papageorge’s receipt of a bonus is dependent upon (a) his continuous performance of services to the Company through the date any bonus is paid; and (b) his actual achievement with the Company of the applicable performance targets and goals set by the Board in advance of, or within the first quarter of, each calendar year.

As a condition of employment, Mr. Papageorge agrees to enter into additional agreements, including an Assignment of Inventions, Non-Disclosure, and Non-Solicitation Agreement (the “Proprietary Information Agreement”), which may be amended by the parties from time to time without regard to the Agreement.

The foregoing is intended to be a summary of the terms of the Agreement and is subject to and qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On May 23, 2023, Indoor Harvest issued a press release announcing its entry into the Agreement.

A copy of the press release is attached herewith as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Steve Papageorge and the Company dated May 16, 2023.
99.1	Press Release dated May 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP.

/s/ Leslie Bocskor
Leslie Bocskor
Chief Executive Officer

Date: May 23, 2023